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                            SPRINGS INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         THIS INSTRUMENT is effective as of the 1st day of November, 1996 and executed this 6th day of May, 1997, by SPRINGS INDUSTRIES, INC. (the "Company").

                              Background Statement

         The Company has for many years maintained various qualified retirement plans to provide long service employees of the Company and its subsidiaries with an adequate replacement income in retirement.

         Certain provisions of the Internal Revenue Code impose limitations on the amount of retirement benefits that can be provided to the Company's management and highly compensated employees through qualified plans.

         The Company wishes to establish this Supplemental Executive Retirement Plan ("Supplemental Plan"), effective as of November 1, 1996, as an unfunded pension plan for a select group of management or highly compensated employees of the Company and its subsidiaries within the meaning of section 2520.104-23 of the regulations promulgated under the Employee Retirement Income Security Act of 1974 ("ERISA"), for the purpose of providing adequate retirement income and related benefits to these employees.


                                    ARTICLE I

                                      TITLE

         Section 1.01 The supplemental benefit plan set forth below shall be known as the Springs Industries, Inc. Supplemental Executive Retirement Plan.


                                   ARTICLE II

                                  PARTICIPATION


         Section 2.01 The Management Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") shall designate which of the employees of the Company and its subsidiaries shall participate in this



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Supplemental Plan. Each individual so designated shall be referred to as a
"Participant."


                                   ARTICLE III

                                RETIREMENT INCOME

         Section 3.01 The retirement income payable to or on behalf of a Participant under this Supplemental Plan ("Supplemental Benefits") shall be an annual benefit equal to the excess, if any, of (a), adjusted, as applicable, by
Section 3.01(c) and by Section 3.03, over (b) where

         (a) is sixty percent (60%) of the average yearly amount of compensation, including base salary, any sustained performance awards, and any bonus under the Company's Achievement Incentive Plan, or any successor plan or plans or any similar annual bonus plan of any subsidiary of the Company, ("AIP bonus") (unreduced by any amount not currently includible in income by reason of the applicability of section 125 or 401(k) of the Internal Revenue Code or by any deferrals of compensation), during the five calendar years of employment out of the last ten years of Credited Service that will produce the highest average ("Final Average Pay") [The determination of Final Average Pay shall be determined first on the basis of AIP bonuses paid and second on the basis on AIP bonuses accrued, with the higher amount being used as Final Average Pay], and

         (b) is the aggregate annual income received, or receivable upon application, from the following sources:

                  (i) Old-age insurance benefits at age 65 under the Social Security Act, computed as if the Participant had no further earnings after the date of his retirement hereunder ("Retirement Date").

                  (ii) The deemed income amount as of the Participant's Retirement Date (determined as a single life annuity for the Participant) that is the actuarial equivalent to the Participant's aggregate vested account balances as of his Retirement date in the profit sharing fund account and the savings fund Company matching account under (a) the Springs of Achievement Partnership Plan and any defined contribution retirement plan maintained by a subsidiary of the Company, (b) the Springs of Achievement Excess Benefits Partnership Plan and (c) the Company's Deferred Compensation Plan. The deemed income amount under this Section 3.01(b)(ii) for the profit sharing



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         fund account under the plans shall be determined as follows:

                           [A] Determine the Participant's account balance in
                  each such plan as of December 31, 1996.

                           [B] Adjust the account balances in such plans for the
                  period January 1, 1997 to the Participant's Retirement Date by assuming that the Company makes a contribution for each calendar year following December 31, 1996, of five percent (5%) on compensation and an additional two percent (2%) on compensation in excess of fifty percent (50%) of the Social Security taxable wage base. Such adjustment may result in an assumed account balance (the "Assumed Account Balance") that is greater than, or less than the Participant's actual account balance in one of such plans.

                           [C] Adjust the Assumed Account Balance in each such
                  plan each year by the earnings rate normally credited to the actual account balance by the terms of the plan involved.

                           [D] Determine the deemed income amount by applying to
                  the Participant's Assumed Account Balance in each such plan such actuarial methods and assumptions as the Committee may from time to time approve.

                  The deemed income amount under this item for the savings fund Company matching account under the plans shall be determined by applying to the Participant's balance in the Company matching account in each plan such actuarial methods and assumptions as the Committee may from time to time approve.

                  (iii) The deemed income amount as of the Participant's Retirement Date (determined as a single life annuity for the Participant) that is the actuarial equivalent to the Participant' s aggregate account balances as of the Retirement Date under the Company's Deferred Compensation Plan related to the Company's discontinued Shadow Retirement Plan. The deemed income amount under this item shall be determined by use of the same actuarial methods and assumptions as are used in determining the income amount under item
         (ii).

                  (iv) The deemed income amount as of the Participant's Retirement Date (determined as a single life annuity for the Participant) that is the actuarial



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         equivalent to the Participant' s aggregate vested account balances under the Company's Contingent Compensation Plan as of the Retirement Date. The deemed income amount under this item shall be determined by use of the same actuarial methods and assumptions as are used in determining the income amount under item (ii) above applied to the Participant's actual aggregate vested account balances.

                  V. The pension benefit (determined as a single life annuity for the Participant) payable under any defined benefit plan (qualified or non-qualified) of the Company or of any of its subsidiaries. If an actuarial determination is required under this item, the methods and assumptions selected under item (ii) above shall be applied.

         (c) The percent of average compensation determined pursuant to paragraph (a) above shall be reduced by 2.4% for each full year of Credited Service that is less than twenty-five (25) and by 0.2% for each full month of any partial year. (The percent of average compensation determined pursuant to Paragraph (a) above, as reduced, if applicable, is hereafter referred to as the "Target Benefit.") There shall be no increase in such percentage if a Participant has more than 25 years of Credited Service. "Credited Service" for purposes of this Supplemental Plan shall mean calendar years of full-time active employment with the Company and its subsidiaries. Credited Service shall also include years of full-time active employment with any other affiliated entity, if service with the entity has been designated by the Committee to constitute "Credited Service" for purposes of this Supplemental Plan and provided that the Supplemental Benefit shall be reduced by any retirement benefits provided by the affiliated entity in a manner consistent with this Section 3.01.

         (d) The Committee in its discretion may provide that Credited Service shall also include years of full-time active employment by a Participant with a non-affiliated entity; provided, however, that the Participant's Supplemental Benefit shall be reduced by any retirement benefits provided by the non-affiliated entity in a manner consistent with this Section 3.01.

         Section 3.02 The normal method of payment of Supplemental Benefits shall be a straight life annuity payable monthly for the Participant's life, but the Participant may elect to have his or her Supplemental Benefits paid in the form of a joint and fifty percent survivor annuity for the life of the Participant and his or her spouse in the reduced amount that is the actuarial equivalent of the straight life annuity on the Participant's life.



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         Section 3.03 (a) A Participant becomes vested in Supplemental Benefits only upon attainment of age fifty-five (55) and completion of ten (10) years of Credited Service. Upon termination of employment after such vesting, a Participant shall be considered to be retired under this Plan and, as of the month following termination or employment, shall begin receiving his or her Supplemental Benefits. If the Participant has attained age sixty-two (62), no reduction in the amount of Supplemental Benefits shall be made. If a Participant retires hereunder prior to age sixty-two (62), the Participant's Target Benefit shall be reduced by five percent (5%) for each full year, and 5/12% for each full month, by which the Participant's Retirement Date precedes the Participant's sixty-second birthday.

         (b) Notwithstanding sub-section 3.03(a), a Participant shall become vested in his Supplemental Benefits upon attainment of age 55 with completion of less than ten (10) years of Credited Service, if the employment of the Participant is terminated by reason of death, total disability or economic termination, as defined in the Springs of Achievement Partnership Plan, or under such other circumstances as the Committee may approve. The Participant's Supplemental Benefit will become payable as of the month following termination of employment.

         (c) If a Participant who has become vested in his or her Supplemental Benefits dies while still employed by the Company or an affiliated entity, the surviving spouse of such Participant married to the Participant at the time of death will begin receiving an annuity for life in an amount determined as though the Participant had retired immediately before death and elected a joint and fifty percent survivor annuity with his or her spouse.

         Section 3.04 (a) Except for amounts paid under a joint and fifty percent survivor annuity to a Participant's spouse, no amount shall be paid to anyone following the death of a Participant.

         (b) Payment of Supplemental Benefits shall not be affected by the employment of a Participant by the Company or an affiliated entity as a consultant or independent contractor. Payment of Supplemental Benefits shall be conditioned, however, upon the Participant's execution of, and continued compliance with, a retirement agreement, in such form as the Committee may approve, pursuant to which the Participant agrees not to engage in activities competitive with, or otherwise detrimental to, the interests of the Company and which in the Committee's discretion may require prior notice to the Committee, and approval by the Committee, before the Participant accepts employment or conducts consulting activities after retirement.



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         (c) The Committee in its discretion may determine that an amount of
Supplemental Benefits is too small to pay as an annuity and direct that a lump sum amount that is the actuarial equivalent of such Supplemental Benefits be paid to the Participant in lieu of annuity payments.

                                   ARTICLE IV

                         THE SUPPLEMENTAL PLAN COMMITTEE

         Section 4.01 The Committee shall administer this Supplemental Plan and shall cause records to be kept of individual Participants' benefits hereunder. To the extent this Supplemental Plan is considered subject to the Employee Retirement Income Security Act of 1974, the Committee shall be the "named fiduciary" of this Supplemental Plan.

         Section 4.02 The Committee shall from time to time establish rules for the administration of this Supplemental Plan. Without limiting the generality of the preceding sentence, the Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under this Supplemental Plan. The Committee may rely on the records of the Company, as certified to it, with respect to any and all factual matters dealing with participation or benefits under this Supplemental Plan. In case of any factual dispute hereunder, the Committee shall interpret this Supplemental Plan and shall determine all questions arising in the administration, interpretation and application of this Supplemental Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure. The Committee may delegate to a plan administrator the duties of normal administration of the Plan, including record keeping, and the initial determination of benefits.

         In the event that the claim of any person to all or any part of any payment or benefit under this Supplemental Plan shall be denied, the Committee shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial; (ii) specific references to the pertinent Supplemental Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and (iv) an explanation of this Supplemental Plan's claim procedure.



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         Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the denial of the claim to the Committee for a full and fair review. The claimant or his duly authorized representative may (i) request a review upon written notice to the Committee;
(ii) review pertinent documents; and (iii) submit issues and comments in writing.

         A decision by the Committee will be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after such receipt. The Committee's decision on review shall be written and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Supplemental Plan provisions on which the decision is based.

         Section 4.03 Every decision and action of the Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Committee shall select a Secretary, who may or may not be a member of the Committee, and any other officials deemed necessary to carry out this Supplemental Plan, and shall adopt rules governing its procedures not inconsistent herewith. The Committee shall keep a permanent record of its meetings and actions.


                                    ARTICLE V

              NATURE OF COMPANY OBLIGATION AND PARTICIPANT INTEREST

         Section 5.01 The interest of the Participant and/or any person claiming by or through him under this Supplemental Plan shall not be superior to that of an unsecured general creditor of the Company. Benefits payable under this Supplemental Plan may be provided for either from the general assets of the Company or by the Company establishing a trust for the benefit of Participants, but if such trust is established, neither the Participant nor any person claiming by or through him shall have any right to the property held in such trust for the satisfaction of any claim for benefit payments which is superior to the rights of general creditors of the Company.

         Section 5.02 In the event any trust, escrow or other arrangement of like force or effect is created in favor of the Participant or any person claiming by or through him under this Supplemental Plan by virtue of the benefits provided hereunder, the property held in such trust shall be available to all


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unsecured general creditors of the Company if the Company becomes insolvent within the meaning of the trust instrument.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01 This Supplemental Plan may be amended or discontinued by the Company at any time, but Supplemental Benefits which have been accrued to date under this Supplemental Plan may not be cancelled or reduced by any such amendment or discontinuance.

         Section 6.02 The Company shall not merge, consolidate or otherwise combine with any other business organization unless and until such successor or other organization shall expressly assume all rights and obligations of the Company set forth under this Supplemental Plan.

         Section 6.03 This Supplemental Plan shall not be deemed to constitute a contract between the Company and any Participant or employee for the continued employment of any such employee with the Company. Nothing contained in this Supplemental Plan shall be deemed to give any Participant or employee either the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant or employee at any time regardless of the effect which such discharge shall or may have upon such Participant or employee under this Supplemental Plan.

         Section 6.04 None of the benefits under this Supplemental Plan are subject to the claims of creditors of a Participant or any person claiming by or through him and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor any person claiming by or through him may assign, sell, borrow on or otherwise encumber any of his beneficial interest under this Supplemental Plan nor shall any such interest be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of a Participant or any person claiming by or through him.

      Section 6.05 This Supplemental Plan shall be construed in accordance with the laws of the State of South Carolina, except where such laws are superseded by ERISA or other federal law, in which case ERISA or such other federal law shall control.

      Section 6.06 In making any distribution to or for the benefit of any minor or incompetent person, the Committee, in its sole, absolute and uncontrolled discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such incompetent, or to any adult with whom such



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incompetent temporarily or permanently resides, and any such guardian, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such incompetent. The receipt of such distribution by such guardian, relative or other person shall be a complete discharge to the Company without any responsibility on its part or on the part of the Committee to see to the application thereof.

         Section 6.07 In case any provision of this Supplemental Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect its remaining parts and this Supplemental Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.


                                    SIGNATURE

         IN WITNESS WHEREOF, the Company has caused this Supplemental Plan to be executed as of the 6th day of May, 1997, effective as set forth above.

                                               SPRINGS INDUSTRIES, INC.

(CORPORATE SEAL)

                                              By: /s/ J. Spratt White
                                                 ----------------------------
                                                     J. Spratt White
                                              Title: Senior Vice President-
                                                     Human Resources

Attest:


 /s/ Robert W. Sullivan
-------------------------
Robert W. Sullivan
Assistant Secretary



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